Exhibit 10.1

                             FINDER'S FEE AGREEMENT

     THIS AGREEMENT is entered into this 12th day of July, 2005, by and BETWEEN A MORTGAGE SOURCE INTERNATIONAL, INC., d/b/a INVESTMENT CONSULTING GROUP, INC., located at 35 West Pine Street, Suite 229, Orlando, FL 32801, our parent company located at 35 West Pine Street, Suite 228, Orlando, FL 32801 (hereinafter referred to as the "Finder") AND MILLENIUM HOLDING GROUP., located at 12 Winding Road, Henderson, NV 89052 (hereinafter referred to as the "Client").

     NOW THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the sufficiency and receipts of which is hereby acknowledged, the parties agree as follows:

1. APPOINTMENT:

The Client hereby authorizes Finder, on a nonexclusive basis, to identify investors, underwriters, joint ventures, lenders and/or guarantors (collectively "Investors") interested in providing financing for the Client, on terms acceptable to the Client and the Investors.

It is understood that the Finder is acting as a finder only and is not a licensed securities or real estate broker/dealer that shall have no authority to enter into any commitments on the Client's behalf, or to negotiate the terms of financing, or to perform any act which would require the Finder to become licensed as a securities or real estate broker/dealer.

2. RELATIONSHIP BETWEEN THE PARTIES:

Finder acknowledges that he is not an Officer, Director or Agent of the Client, he is not and will not be responsible for any management decisions on behalf of the Client. The Client and the Finder agree that the relationship between the parties shall be that of an independent contractor.

3. COMPENSATION:

Any Financing, pursuant to said introduction, that is consummated after the date of execution of this Agreement or within 12 months after termination of this Agreement, Client agrees to pay the Finder a five percent (5%) fee of the gross amount of all funds obtained, payable directly to Finder immediately upon completion of any said funding. Upon the completion and full compensation of said Agreement, Client agrees any future engagement with a Finder introduced funding source, shall be deemed as an introduction stemming from said engagement of Finder and thus, is eligible to a like compensation.

"Financing", as used herein, shall mean all amounts furnished to or for the use of the Client with investors/financiers directed or introduced by, or through the efforts of the Finder after the date of this Agreement, whether by investment in equity of the Client, loans, loan commitments, guarantees of indebtedness, leasing, sale and leaseback, joint ventures or licensing.

4. NON-CIRCUMVENTION AND LIQUIDATED DAMAGES:

The Client expressly agrees not to attempt, in any way or manner, to circumvent or deny Finder's interest in said introduced entities. The Client expressly acknowledges that it is obligated to fully compensate Finder in accordance with the provisions of Paragraph 3 herein; pending Client does strategic business with said introduced entity/entities notwithstanding specific terms and conditions that may vary from those enumerated herein. The parties hereto expressly acknowledge that in the event that the Client breaches this Agreement, the damages resulting from such a breach would be extremely difficult to determine in that the lost potential future income and business for the Finder and for his services in this matter would be lost and such damages could be detrimental to the Finder. Therefore, the parties hereto expressly agree that in the event of the Client's breach of this Agreement, the Client shall be obligated to pay Finder double the compensation as defined in Paragraph 3 hereof, as liquidated damages.

5. CONFIDENTIALITY:

Finder acknowledges that he may have access to confidential information regarding the Client and its business. Finder agrees that he will not, during or subsequent to the term of this Agreement, divulge, furnish, or make accessible to any person (other than with the permission of the Client) any knowledge or information or plans of the Client with respect to the Client or its business. All information disclosed between the parties shall be deemed as confidential.

6. ACCURATE INFORMATION:

The Client hereby represents and warrants that all information provided to the Finder pertaining to the Client shall be true and correct; and the Client shall hold the Finder harmless from any and all liability, expenses or claims arising from the disclosure or use of such information.

7. MODIFICATION AND WAIVER:

None of the terms or conditions of this Agreement may be waived except in writing by the party which is entitled to the benefits thereof. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by Finder and Client. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision (whether or not similar) nor shall such waiver constitute a continuing waiver.

8. TERMS AND TERMINATION:

This Agreement shall be for a period of one (1) year commencing upon date of execution specified below.

Either party may terminate this Agreement upon thirty days (30) written notice. It is understood that during the thirty day (30) period following notice of termination, the Finder will continue any work undertaken on behalf of the Client which can reasonably be completed within the thirty day (30) period.

Upon execution of said Agreement, Client agrees to the following: any financing sources, institutions, individuals and strategic partners that are introduced by the Finder and/or Finders actions, will be deemed originals and exclusive to that of the Finder.


           THIS AGREEMENT MAY BE DEEMED ORIGINAL VIA FAX TRANSMISSION.



MILLENIUM HOLDING GROUP, INC.


By:
   -------------------------                 -------------------------------
   Client Signature                          Witness


         Richard L. Ham, President           Carla Aufdenkamp
         -------------------------           -------------------------------
         Print Name                          Print Name


         July 12, 2005                       July 12, 2005
         ----------------------              -------------------------------
         Date                                Date


INVESTMENT CONSULTING GROUP, INC.


By:
   -------------------------                 -------------------------------
   Finder Signature                          Witness


   -------------------------                 -------------------------------
   Print Name                                Print Name


----------------------                       -------------------------------
Date                                         Date